UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 29, 2026

Nuveen Churchill Direct Lending Corp.
(Exact name of registrant as specified in its charter)

Maryland	000-56133	84-3613224
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

375 Park Avenue, 9th Floor, New York, NY	10152
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 478-9200
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	NCDL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement
On January 29, 2026, Nuveen Churchill Direct Lending Corp. (the "Company") priced a refinancing of a term debt securitization (the “2026 Debt Securitization Refinancing”). Term debt securitization is also known as a collateralized loan obligation and is a form of secured financing incurred by Churchill NCDLC CLO-II, LLC (the “2026 Issuer”), a direct, wholly-owned, consolidated subsidiary of the Company.

The Company expects that the 2026 Issuer will, on or around February 20, 2026 (the “Refinancing Date”), enter into a supplemental indenture (the “Supplemental Indenture”) with U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”), and the Company, as collateral manager, retention holder and as holder of all of the Subordinated Notes (as described below), to amend the indenture (the “Indenture”), dated as of December 7, 2023 (the “Original Closing Date”), by and between the 2026 Issuer and the Trustee. In connection with closing of the 2026 Debt Securitization Refinancing, on the Refinancing Date, the 2026 Issuer expects to enter into (1) a note purchase agreement (the “Purchase Agreement”) with SG Americas Securities, LLC, as initial purchaser, pursuant to which the 2026 Issuer will agree to sell certain of the notes (the “2026 Notes”) to be issued pursuant to the Indenture as amended by the Supplemental Indenture and (2) an amended and restated Class A-L-R loan agreement (the “Loan Agreement”) with U.S. Bank Trust Company, National Association, as loan agent and as Trustee and each of the Class A-L-R lenders party thereto pursuant to which the 2026 Issuer will agree to incur certain of the loans (the “2026 Loans” and together with the 2026 Notes, the “2026 Debt”).
The 2026 Debt is expected to consist of $125.5 million of AAA Class A-R Notes, which will bear interest at the three-month Term SOFR plus 1.38%; $50 million of AAA Class A-L-R Loans, which will bear interest at the three-month Term SOFR plus 1.38%; $37.5 million of AA Class B-R Notes, which will bear interest at the three-month Term SOFR plus 1.70%; and $86.7 million of Subordinated Notes (which includes $83,060,000 Subordinated Notes issued on the Original Closing Date), which do not bear interest. The Company will directly retain all of the Subordinated Notes. The 2026 Debt is backed by a diversified portfolio of senior secured and second lien loans. Through January 20, 2031, all principal collections received on the underlying collateral may be used by the 2026 Issuer to purchase new collateral under the direction of the Company, in its capacity as collateral manager of the 2026 Issuer and in accordance with the Company’s investment strategy, allowing the Company to maintain the initial leverage in the 2026 Debt Securitization Refinancing. The Company expects that the 2026 Debt, including the Subordinated Notes issued on the Original Closing Date, whose maturity will be extended by the Supplemental Indenture, will mature on January 20, 2039.

The closing of the issuance and incurrence of the 2026 Debt is subject to customary closing conditions, including that the closing occur on or prior to the Refinancing Date and that certain of the 2026 Debt has been assigned agreed-upon ratings by S&P Global Ratings, an S&P Global Inc. business, or any respective successor or successors thereto.

The Company will continue to serve as collateral manager to the 2026 Issuer under a collateral management agreement to be amended and restated on the Refinancing Date and will continue to waive any management fee due to it in consideration for providing these services.

The descriptions of the Indenture as amended by the Supplemental Indenture, the Purchase Agreement, the Loan Agreement and the Collateral Management Agreement contained in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the underlying agreements, each of which will be filed as an exhibit to a Current Report on Form 8-K after the Refinancing Date and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

The 2026 Debt will be the secured obligations of the 2026 Issuer, and the definitive agreements governing the 2026 Debt are expected to include customary covenants and events of default. The 2026 Debt has not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration thereunder. The foregoing disclosure is not a solicitation for or an offer to purchase the 2026 Debt.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this current report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVEEN CHURCHILL DIRECT LENDING CORP.

By:	/s/ Kenneth J. Kencel
Name:	Kenneth J. Kencel
Title:	Chief Executive Officer and President
Date: February 3, 2026